CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 141 to File No. 033-50718; Amendment No. 143 to File No. 811-07102) of our reports dated September 28, 2012, on the financial statements and financial highlights of Champlain Mid Cap Fund, Champlain Small Company Fund, Frost Growth Equity Fund, Frost Dividend Value Equity Fund, Frost Strategic Balanced Fund, Frost Diversified Strategies Fund, Frost Kempner Multi-Cap Deep Value Equity Fund, Frost Small Cap Equity Fund, Frost International Equity Fund, Frost Low Duration Bond Fund, Frost Total Return Bond Fund, Frost Municipal Bond Fund, Frost Low Duration Municipal Bond Fund, Frost Kempner Treasury and Income Fund, Frost Mid Cap Equity Fund, Frost Natural Resources Fund, GRT Absolute Return Fund, GRT Value Fund, Reaves Select Research Fund, STW Broad Tax-Aware Value Bond Fund and the STW Long Duration Investment-Grade Bond Fund (twenty-one of the series of The Advisors' Inner Circle Fund II), included in each fund's July 31, 2012 Annual Report to shareholders.


                                                         /s /ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
November 28, 2012